Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of iParty Corp (the “Company”) hereby certifies that to his knowledge, on the date hereof:

a)
The Company’s annual report on Form 10-K for the annual period ended December 31, 2011, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2012	/s/ DAVID ROBERTSON
David Robertson
Chief Financial Officer

* A signed original of this written statement required by Section 906 has been provided to iParty Corp. and will be retained by iParty Corp. and furnished to the SEC or its staff upon request.